EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No 33-44788) of Bristol-Myers Squibb Company of our report dated June 27, 2002, relating to the financial statements of the Bristol-Myers Squibb Company Employee Incentive Thrift Plan which appears in this Form 11-K.

PRICEWATERHOUSECOOPERS LLP
New York, New York
June 28, 2002

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